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                             STOCKHOLDERS AGREEMENT

                          DATED AS OF DECEMBER 10, 2001

                                  BY AND AMONG

                                  ASTRALIS LTD.

                                 SKYEPHARMA PLC

                      THE PARTIES LISTED IN ANNEX A HERETO

                                       AND

                        THE PARTIES WHO EXECUTE ADDENDUMS





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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.........................................................1

ARTICLE II GOVERNANCE.........................................................3

2.1      Board of Directors...................................................3
2.2      Stockholder Votes....................................................4
2.3      Certificate of Incorporation and By-laws.............................4

ARTICLE III TRANSFERS.........................................................5

3.1      Transfers............................................................5
3.2      Consent of Directors.................................................5

ARTICLE IV MISCELLANEOUS......................................................5

4.1      Ownership of Shares..................................................5
4.2      Legends..............................................................6
4.3      Notices..............................................................6
4.4      Severability.........................................................7
4.5      Entire Agreement; Amendments and Waivers; Addendums..................7
4.6      Successors and Assigns...............................................8
4.7      Consent to Specific Performance......................................8
4.8      Variations in Pronouns...............................................8
4.9      Governing Law; Submission to Jurisdiction; Selection of Forum........8
4.10     Further Assurances...................................................9
4.11     Cumulative Remedies..................................................9
4.12     Headings.............................................................9
4.13     Counterparts.........................................................9



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                  This Stockholders Agreement (this "Agreement") is dated as of
December 10, 2001 by and among Astralis Ltd., a Delaware corporation (the "Corporation"), SkyePharma PLC, a company incorporated under the laws of England and Wales ("SkyePharma"), those parties listed in Annex A hereto (the "Original Stockholders"), and the parties subject to an Addendum (as hereinafter defined). All parties to this Agreement and any Addendum, with the exception of the Corporation, are collectively referred to as the "Stockholders."

                                    RECITALS

                  WHEREAS, the Original Stockholders own shares of the issued and outstanding voting Common Stock of the Corporation, par value $0.0001 per share ("Common Stock");

                  WHEREAS, the Corporation and SkyePharma have entered into a Purchase Agreement, dated as of December 10, 2001 (the "Purchase Agreement"), providing for a significant investment by SkyePharma in the Corporation by means of purchase of shares of the Corporation's Series A Convertible Preferred Stock, par value $0.001, (the "Convertible Preferred Stock") and a Registration Rights Agreement, dated as of December 10, 2001 (the "Registration Rights Agreement"), providing for the registration of such shares of Convertible Preferred Stock and the shares of Common Stock issuable on conversion of such Convertible Preferred Stock; and

                  WHEREAS, the Corporation and the Stockholders desire to enter into this Agreement for the purpose of regulating governance of the Corporation and certain aspects of the Stockholders' relationships with regard to each other and the Corporation.

                  NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

                  "Addendum" shall be the addendum to this Agreement attached hereto as Annex B.

                  "Agreement" shall have the meaning set forth in the Preamble and shall include all Addendums.


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                  "Affiliate" shall mean, with respect to any Person, any other
Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by appointment of directors, by contract or otherwise.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to remain closed.

                  "By-laws" shall mean the by-laws of the Corporation.

                  "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as amended.

                  "Common Stock" shall have the meaning set forth in the recitals of this Agreement.

                  "Convertible Preferred Stock" shall have the meaning set forth in the Recitals of this Agreement.

                  "Corporation" shall have the meaning set forth in the Preamble.

                  "Director" shall mean a member of the Board of Directors.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Group" shall mean, in the case of any Stockholder, such Stockholder and (i) all Affiliates of such Stockholder, (ii) all partners of such Stockholder if such Stockholder is a partnership, (iii) any Person to which such Stockholder transfers all or substantially all of its assets or any entity into which such Stockholder merges and (iv) in the case of a Stockholder that is an individual, the spouse and lineal descendants of such Stockholder, any trust for the benefit of such spouse or any such lineal descendant, or any other family member of such Stockholder.

                  "Independent Director" shall mean a person who is independent of the Corporation's management and who is not a director, officer, in the Group of or an employee of any Stockholder.

                  "Original Stockholders" shall have the meaning set forth in the Preamble.



                                       2
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                  "Person" shall be construed broadly and shall include an
individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof or any group comprised of such individuals or entities.

                  "Purchase Agreement" shall have the meaning set forth in the Recitals.

                  "Registration Rights Agreement" shall have the meaning set forth in the Recitals.

                  "Registration Statement" shall mean a registration statement filed with the Securities and Exchange Commission on which it is permissible to register securities for sale to the public under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "SkyePharma Director" shall have the meaning set forth in
Section 2.1(a).

                  "Stockholders" shall have the meaning set forth in the Preamble.

                  "Transfer" shall mean to directly or indirectly sell, give, transfer, assign, pledge, hypothecate or otherwise dispose of, or to contract or agree to do any of the foregoing.

                  "Warrants" shall mean the Warrants, issued by the Corporation to certain Stockholders, allowing such Stockholders to purchase shares of Common Stock at a preset price per share of Common Stock upon exercise of such Warrants.

                                   ARTICLE II

                                   GOVERNANCE

         2.1      Board of Directors.

                  (a) From and after March 31, 2002, at all times while this Agreement is in effect, the Board of Directors of the Corporation shall be comprised of at least six Directors and include at least two Independent Directors. The Board of Directors of the Corporation shall at all times use its best effort to nominate at least two persons for election by the holders of shares of Common Stock to serve as Independent Directors. One other Director shall be nominated and elected in accordance with the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Astralis Ltd., adopted by the Board of Directors as of December 10, 2001 (the "Certificate of Designations"). After all the shares of Convertible Preferred Stock that were purchased pursuant to the Purchase Agreement have been converted into shares of Common Stock, one Director shall be nominated by SkyePharma (the "SkyePharma Director"). The SkyePharma Director shall serve on each Committee of the Board of Directors.


                                       3
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                  (b) If, at any time when this Agreement is in effect,
SkyePharma requests that such SkyePharma Director be removed (with or without cause) by written notice thereof to the other Stockholders, then each Stockholder shall vote all shares of Common Stock owned or held of record by such Stockholder to effect the removal and vote for the replacement Director designated by SkyePharma.

                  (c) If, at any time when this Agreement is in effect, a vacancy is created on the Board of Directors at any time by reason of death, disability, retirement, resignation, removal or otherwise of the SkyPharma Director, SkyePharma shall be entitled to nominate a successor Director to fill the vacancy created thereby.

                  (d) From and after March 31, 2002, at all times while this Agreement is in effect, a quorum of the Board of Directors shall consist of a majority of the entire Board of Directors and must include at least one Independent Director.

         2.2      Stockholder Votes.

                  (a) Each Stockholder shall vote its shares of Common Stock (including any shares of Common Stock issued upon exercise of any Warrants) at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders of the Corporation, and shall take all other actions necessary, to elect the Independent Directors nominated by the Board of Directors as described in
Section 2.1(a) of this Agreement.

                  (b) Each Stockholder shall vote its shares of Common Stock, (including any shares of Common Stock issued upon exercise of any Warrants) at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders of the Corporation, and shall take all other actions necessary, to elect the nominee if so nominated to the Board of Directors by SkyePharma pursuant to Section 2.1(a) or 2.1(c) of this Agreement.

                  (c) Each Stockholder agrees that such Stockholder shall not deposit any shares of Common Stock in a voting trust or subject the shares of Common Stock to any agreement, arrangement or understanding with respect to the voting of the shares of Common Stock inconsistent with this Agreement.

         2.3      Certificate of Incorporation and By-laws.

                  The Certificate of Incorporation and the By-laws shall be amended and restated as necessary and appropriate to give effect to the provisions set forth in this Agreement.




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                                  ARTICLE III

                                   TRANSFERS

         3.1      Transfers.

                  Other than Transfers to the public pursuant to an effective Registration Statement or on a recognized national securities exchange, the Nasdaq Stock Market or the Nasdaq SmallCap Market, each Stockholder (other than SkyePharma) will cause any proposed transferee of any share of Common Stock or of any Warrant held by him or it to agree to take and hold such share of Common Stock or Warrant, as the case may be subject to the provisions and upon the conditions specified in this Agreement and to become a party to this Agreement as set forth in the Addendum to this Agreement. No Transfer shall be binding upon the Corporation unless:

                           (i) each transferee shall have executed and delivered to the Corporation, as a condition precedent to any Transfer of shares of Common Stock or of any Warrant, a written agreement confirming that such transferee agrees to be bound by the terms of this Agreement; and

                           (ii) the certificates issued to the transferee which represent the shares of Common Stock or Warrants so Transferred shall bear the legends provided in Section 4.2.

         3.2      Consent of Directors.

                  Notwithstanding anything to the contrary contained in this Agreement, a Stockholder may Transfer shares of Common Stock or Warrants (and the Corporation shall reflect on its books such Transfer) if the specific terms of such Transfer and the transferee thereof shall, prior to the effectiveness of such Transfer, have been approved by the unanimous consent of the Board of Directors.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1      Ownership of Shares.

                  Annex A hereto correctly sets forth, as of the date of this Agreement, the number of shares of Common Stock and Warrants owned beneficially and of record by each Original Stockholder.



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         4.2      Legends.

                  Each share of Common Stock (including any shares of Common Stock issuable upon exercise of any Warrants) and any Warrants issued to each Stockholder or a subsequent transferee that is required to be bound by this Agreement shall include, in addition to any other legend that may be required by agreement of the Stockholder and any other legend required under applicable state or federal securities laws, a legend in the following form or a substantially similar form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, GIVEN, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 10, 2001. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE CORPORATION."

         4.3      Notices.

                  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a U.S. address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case notice shall be sent to:

                  If to the Corporation addressed to:

                           Astralis Ltd.
                           135 Columbia Turnpike, Suite 301
                           Florham Park, NJ 07932, U.S.
                           Attention:  Mr. Mike Ajnsztajn
                           Telecopier: +1-913-377-8009

                  With a copy to:

                           Riker, Danzig, Scherer, Hyland and Perretti LLP One Speedwell Avenue
                           P.O. Box 1981
                           Morristown, NJ 07962, U.S.
                           Attn:  Andrew J. Stamelman, Esq.
                           Telecopier: +1-973-538-1984




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                  If to SkyePharma addressed to:

                           SkyePharma PLC
                           105 Piccadilly
                           London, England W1J 7NJ
                           Attention:  Donald Nicholson
                           Telecopier: +44-20-7491-3338

                  With a copy to:

                           Sullivan & Cromwell
                           St Olave's House
                           9a Ironmonger Lane
                           London, England EC2V 8EY
                           Attention:  Kathryn A. Campbell, Esq.
                           Telecopier: +44-20-7710-6565


                  If to any Stockholder (other than SkyePharma), to such Stockholder at the address indicated in Annex A hereto or in the Addendum. Changes in notice addresses may be made by a notice delivered to the Corporation pursuant to this Section 4.3.

         4.4      Severability.

                  In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         4.5      Entire Agreement; Amendments and Waivers; Addendums.

                  (a) This Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement shall terminate upon the earlier of (i) the date on which SkyePharma ceases to own any of the shares of Common Stock issued as a result of the conversion of shares of Convertible Preferred Stock and no longer owns any shares of Convertible Preferred Stock or (ii) the mutual written consent of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  (b) It being the intent of the Stockholders and the Corporation that this Agreement shall be the sole and exclusive agreement with respect to the matters set forth herein and, during the term of this Agreement, each Stockholder and the Corporation agrees not to enter into any other agreements or arrangements that are (i) in conflict with or are expressly governed by the terms of this Agreement or (ii) in conflict with the rights granted to SkyePharma (if such rights are different from the rights of other Stockholders) except for agreements or arrangements that are approved or consented to by SkyePharma, as the case may be.



                                       7
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                  (c) Additional Stockholders may be added to this Agreement upon execution of an Addendum to this Agreement (an "Addendum"), a form of which is attached hereto as Annex B, with such modifications thereto applicable to such Stockholder set forth therein.

         4.6      Successors and Assigns.

                  This Agreement shall inure to the benefit of, and be binding upon, the Corporation, each Stockholder and their respective successors, assigns, heirs, executors and administration.

         4.7      Consent to Specific Performance.

                  The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

         4.8      Variations in Pronouns.

                  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

         4.9      Governing Law; Submission to Jurisdiction; Selection of Forum.

                  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof. Each party hereto agrees that it shall bring up any action or proceeding in respect of any claim arising out of or related to this agreement or the transactions contained in and contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or, if such court is not available, the Supreme Court of the State of New York for the county of New York (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and agrees not to commence any action in respect of any such claim in any other court or forum, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) waives any right to a trial by jury and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.3 of this Agreement.



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         4.10     Further Assurances.

                  Each of the parties shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         4.11     Cumulative Remedies.

                  All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         4.12     Headings.

                  The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         4.13     Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Stockholders Agreement as of the date first written above.



                                       Astralis Ltd.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                                       SkyePharma PLC


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                                       --------------------------------
                                       Jose Antonio O'Daly


                                       --------------------------------
                                       Mike Ajnsztajn


                                       --------------------------------
                                       Gaston Liebhaber

                                                                         ANNEX A


                      LIST OF ORIGINAL COMMON STOCKHOLDERS,
                             ADDRESSES AND HOLDINGS


NAME AND ADDRESS                   SHARES
----------------                   ------

Jose Antonio O'Daly                13,915,000

Mike Ajnsztajn                     8,855,000

Gaston Liebhaber                   2,530,000


Each Original Stockholder's business address is c/o Astralis Ltd., 135 Columbia Turnpike, Suite 301, Florham Park, NJ 07932, U.S.



                                      A-1

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                                                                         ANNEX B

                                   Addendum to
                             Stockholders Agreement

                  ADDENDUM, dated as of , ____, by and between Astralis Ltd., (the "Corporation"), and the party listed on the signature page hereto (the "Additional Stockholder").

                  WHEREAS, the Corporation, SkyePharma PLC, and the parties listed in Annex A of the Stockholders Agreement, dated as of December 10, 2001 (the "Agreement"), entered into the Agreement for the purpose of regulating governance of the Corporation and certain aspects of relationships of Stockholders party to the Agreement with regard to each other and the Corporation;

                  NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, parties hereto agree as follows:

                  1. Definitions. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                  2. Additional Party to the Agreement. Pursuant to Section 4.5(c) of the Agreement, the Corporation hereby agrees that the Additional Stockholder is, and the Additional Stockholder hereby agrees to be a party to the Agreement as a Stockholder (but not an Original Stockholder).

                  3. Counterparts. This Addendum may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  4. [If appropriate - Modifications to the Agreement.]



                                      B-1

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Addendum to be duly executed by their respective authorized officers as of the date first written above.



                                      Astralis Ltd.


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------


                                      Stockholder




                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------

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